EXHIBIT 12

COMPUTATION OF RATIO OF INCOME FROM
 CONTINUING OPERATIONS TO FIXED CHARGES
FOR NINE MONTHS ENDED SEPTEMBER 30,
(UNAUDITED)

(Dollars in millions)	2006	2005
Income from continuing operations before income taxes(1)	$8,508	$7,668

Add: Fixed charges, excluding capitalized interest	1,049	907

Income as adjusted before income taxes	$9,557	$8,575

Fixed charges:
Interest expense	$716	$562
Capitalized interest	9	10
Portion of rental expense representative of interest	333	345

Total fixed charges	$1,058	$917

Ratio of income from continuing operations to fixed charges	9.03	9.35

(1)             Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company’s share in the income and losses of less-than-fifty percent-owned affiliates.

(This page has been left blank intentionally.)

SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS
(UNAUDITED)

	Global Services
	Global	Global	Systems and
	Technology	Business	Technology
(Dollars in millions)	Services	Services	Group
Three Months Ended September 30, 2006:

External revenue	$8,058	$3,959	$5,466
Internal revenue	428	337	255
Total revenue	$8,486	$4,295	$5,721
Pre-tax income	$814	$405	$413

Revenue year-to-year change	2.1%	1.2%	8.8%
Pre-tax income year-to-year change	(6.4)%	40.8%	13.1%
Pre-tax income margin	9.6%	9.4%	7.2%

Three Months Ended September 30, 2005:

External revenue	$7,787	$3,910	$4,988
Internal revenue	526	335	268
Total revenue	$8,313	$4,245	$5,256
Pre-tax income	$871	$288	$365

Pre-tax income margin	10.5%	6.8%	6.9%

Reconciliations to IBM as Reported:

	Three Months Ended	Three Months Ended
(Dollars in millions)	September 30, 2006	September 30, 2005
Revenue:
Total reportable segments	$24,391	$23,247
Eliminations/other	(1,774)	(1,719)
Total IBM Consolidated	$22,617	$21,529

Pre-tax income:
Total reportable segments	$3,268	$3,017
Eliminations/other	(94)	(101)
Total IBM Consolidated	$3,174	$2,915

		Personal
	Global	Computing	Total
Software	Financing	Division	Segments

$4,406	$587	$—	$22,476
559	337	—	1,916
$4,965	$924	$—	$24,391
$1,302	$335	$—	$3,268

9.2%	4.0%	nm	4.9%
15.2%	(7.9)%	nm	8.4%
26.2%	36.2%	nm	13.4%

$4,059	$599	$—	$21,343
486	289	—	1,904
$4,545	$888	$—	$23,247
$1,130	$363	$—	$3,017

24.9%	40.9%	nm	13.0%

nm - not meaningful

SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS
(UNAUDITED)

	Global Services
	Global	Global	Systems and
	Technology	Business	Technology
(Dollars in millions)	Services	Services	Group
Nine Months Ended September 30, 2006:

External revenue	$23,732	$11,746	$14,900
Internal revenue	1,328	1,023	807
Total revenue	$25,061	$12,769	$15,706
Pre-tax income	$2,445	$1,168	$582

Revenue year-to-year change	(0.2)%	(1.5)%	5.4%
Pre-tax income year-to-year change	61.5%	207.5%	(13.7)%
Pre-tax income margin	9.8%	9.1%	3.7%

Nine Months Ended September 30, 2005:

External revenue	$23,481	$11,926	$14,132
Internal revenue	1,636	1,032	763
Total revenue	$25,117	$12,958	$14,895
Pre-tax income/(loss)	$1,514	$380	$674

Pre-tax income margin	6.0%	2.9%	4.5%

Reconciliations to IBM as Reported:

	Nine Months Ended	Nine Months Ended
(Dollars in millions)	September 30, 2006	September 30, 2005
Revenue:
Total reportable segments	$70,490	$72,042
Eliminations/other	(5,323)	(5,335)
Total IBM Consolidated	$65,166	$66,707

Pre-tax income:
Total reportable segments	$8,741	$6,340
Eliminations/other	(239)	1,319	*
Total IBM Consolidated	$8,503	$7,658

*                    Includes the gain from the sale of the company’s Personal Computing business to Lenovo, the gain related to the legal settlement with the Microsoft Corporation, and unallocated charges related to the company’s incremental restructuring actions in the second quarter of 2005.

		Personal
	Global	Computing	Total
Software	Financing	Division	Segments

$12,554	$1,744	$—	$64,676
1,616	1,039	—	5,814
$14,170	$2,784	$—	$70,490
$3,478	$1,068	$—	$8,741

6.1%	(1.0)%	nm	(2.2)%
22.3%	(2.3)%	nm	37.9%
24.5%	38.4%	nm	12.4%

$11,930	$1,798	$2,876	$66,143
1,423	1,013	33	5,899
$13,353	$2,811	$2,909	$72,042
$2,844	$1,092	$(165)	$6,340

21.3%	38.8%	nm	8.8%

nm - not meaningful